Exhibit 99.1

Contacts:

Investor Relations: John Heller, 952-229-7427, ir@lifetimefitness.com

Media Relations: Jason Thunstrom, 952-229-7435, pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES FOURTH QUARTER AND

FULL YEAR 2014 FINANCIAL RESULTS

•	For the Year, Revenue Grew 7.0%, Net Income was $114.4 million and Diluted EPS was $2.94

•	For the Year, Adjusted Net Income was $117.8 and Adjusted Diluted EPS was $3.03

CHANHASSEN, Minn. (February 26, 2015) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the fourth quarter and year ended December 31, 2014.

Fourth quarter 2014 revenue grew 8.3% to $315.3 million from $291.0 million during the same period last year. Revenue for the full year grew 7.0% to $1.291 billion from $1.206 billion in 2013.

Net income for the quarter was $22.4 million, or $0.59 per diluted share, compared to net income of $25.9 million, or $0.63 per diluted share, for 4Q 2013. Adjusted net income for the quarter was $27.0 million, or $0.71 per diluted share, compared to adjusted net income of $26.0 million, or $0.63 per diluted share, for 4Q 2013. Net income for the full year was $114.4 million, or $2.94 per diluted share, compared to net income of $121.0 million, or $2.92 per diluted share, for 2013. Adjusted net income for the full year was $117.8 million, or $3.03 per diluted share, compared to adjusted net income of $121.7 million, or $2.93 per diluted share, for 2013. The adjustments to net income and diluted earnings per share are reflected in the reconciliations of net income to adjusted net income and diluted earnings per share to adjusted diluted earnings per share, provided below.

“Our core focus in 2014 was on reducing membership attrition rates and I am pleased with the progress we achieved via our connectivity and engagement initiatives,” said Bahram Akradi, chairman, president and chief executive officer. “For the quarter and full year, we also saw steady growth in our revenue, including dues and in-center revenue. Additionally, we experienced the second straight quarter of sequential improvement in our same-center sales metrics, which we expect to be positive in 2015, along with growth in membership levels. We are off to a good start this year and look forward to continuing our improvement across these metrics. As always, we remain focused on delivering an unparalleled Healthy Way of Life experience to our members, while driving shareholder value.”

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Life Time Announces Fourth Quarter and Full Year 2014 Results – Page 2

As previously announced, the Company’s board of directors continues to review strategic alternatives, including the exploration of a conversion of real estate assets into a Real Estate Investment Trust (REIT), which the Board believes could provide substantial benefits to the Company and its shareholders. The Company is unable to comment further at this time but expects to provide shareholders with additional information, as appropriate.

During the fourth quarter, the Company opened its sixth planned center for the year, located in Henderson, Nevada, marking the Company’s second center in the Las Vegas market. In 2015, plans call for six new center openings in existing and new markets, led by Raleigh, North Carolina, the Company’s seventh North Carolina location, in March. The remaining planned new center openings will be in the Sacramento, California; Toronto, Ontario; Boston, Massachusetts; Mt. Laurel, New Jersey (greater Philadelphia market); and, Long Island, New York markets.

Three and Twelve Months Ended December 31, 2014, Financial Highlights:

Total revenue for the fourth quarter grew 8.3% to $315.3 million from $291.0 million in 4Q 2013. Total revenue for 2014 grew 7.0% to $1.291 billion from $1.206 billion during the prior-year period.

4Q 2014 vs. 4Q 2013
(in millions except revenue per membership data)

Membership dues	$200.5 vs. $190.0 (up 5.5%)
In-center revenue	$100.3 vs. $89.0 (up 12.6%)
Other revenue	$11.5 vs. $8.6 (up 33.4%)

Average center revenue per Access membership	$441 vs. $412 (up 6.8%)
Average in-center revenue per Access membership	$148 vs. $132 (up 11.9%)
Same-center revenue (open 13 months or longer)	Up 0.6%
Same-center revenue (open 37 months or longer)	Down 0.2%

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Life Time Announces Fourth Quarter and Full Year 2014 Results – Page 3

YTD 2014 vs. YTD 2013
(in millions except revenue per membership data)

Membership dues	$810.7 vs. $766.8 (up 5.7%)
In-center revenue	$411.0 vs. $375.5 (up 9.4%)
Other revenue	$56.7 vs. $49.6 (up 14.4%)

Average center revenue per Access membership	$1,767 vs. $1,656 (up 6.7%)
Average in-center revenue per Access membership	$597 vs. $545 (up 9.6%)
Same-center revenue (open 13 months or longer)	Up 0.2%
Same-center revenue (open 37 months or longer)	Down 0.3%

Total memberships grew 2.5% to 809,445 at December 31, 2014, from 789,490 at December 31, 2013.

•	Access memberships were 683,530 at December 31, 2014, compared to 678,619 at December 31, 2013.

•	Non-Access memberships were 125,915 at December 31, 2014, compared to 110,871 at December 31, 2013.

•	Attrition in 4Q 2014 was 9.4% compared to 9.8% in the prior-year period. Attrition for the 12-month period ended December 31, 2014, was 35.2% compared to attrition of 35.8% during the 12-month period ended December 31, 2013.

Total operating expenses during 4Q 2014 were $267.2 million compared to $241.4 million for 4Q 2013. Total operating expenses for 2014 were $1.061 billion compared to $977.3 million for 2013.

•	Income from operations margin was 15.2% for 4Q 2014 compared to 17.1% in the prior-year period.

•	Income from operations margin was 17.8% for 2014 compared to 19.0% for 2013.

4Q 2014 vs. 4Q 2013
(expense as a percent of total revenue)

Center operations	56.9% vs. 57.5%
Advertising and marketing	3.6% vs. 4.2%
General and administrative	5.3% vs. 4.6%
Other operating	6.8% vs. 6.2%
Depreciation and amortization	12.2% vs. 10.5%

YTD 2014 vs. YTD 2013
(expense as a percent of total revenue)

Center operations	57.7% vs. 57.1%
Advertising and marketing	3.3% vs. 3.5%
General and administrative	4.9% vs. 4.9%
Other operating	5.2% vs. 5.4%
Depreciation and amortization	11.1% vs. 10.1%

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Life Time Announces Fourth Quarter and Full Year 2014 Results – Page 4

Net income for the quarter was $22.4 million, or $0.59 per diluted share, compared to net income of $25.9 million, or $0.63 per diluted share, for 4Q 2013. Adjusted net income for the quarter was $27.0 million, or $0.71 per diluted share, compared to adjusted net income of $26.0 million, or $0.63 per diluted share, for 4Q 2013. Net income for the full year was $114.4 million, or $2.94 per diluted share, compared to net income of $121.0 million, or $2.92 per diluted share for 2013. Adjusted net income for the full year was $117.8 million, or $3.03 per diluted share, compared to adjusted net income of $121.7 million, or $2.93 per diluted share for 2013. The adjustments to net income and diluted earnings per share are reflected in the reconciliations of net income to adjusted net income and diluted earnings per share to adjusted diluted earnings per share.

EBITDA for 4Q 2014 was $86.8 million compared to $80.4 million in 4Q 2013. For 2014, EBITDA was $374.3 million compared with $351.8 million in the prior-year period.

•	As a percentage of total revenue, EBITDA in 4Q 2014 was 27.5% compared to 27.6% in the prior-year period.

•	For full year 2014, EBITDA, as a percentage of total revenue, was 29.0% compared to 29.2% for 2013.

Cash flows from operating activities for 2014 totaled $260.7 million compared to $259.4 million in the prior-year period.

Weighted average fully diluted shares for 4Q 2014 totaled 38.0 million compared to 41.3 million in 4Q 2013. For 2014, weighted average fully diluted shares totaled 38.9 million compared to 41.5 million for the prior-year period.

2015 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2015. These 2015 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•	Revenue is expected to be $1.390-1.415 billion.

•	Net income is expected to be $120.0-128.0 million.

•	Diluted earnings per share is expected to be $3.15-3.35.

Expected net income and diluted earnings per share for 2015 exclude any expenses related to the Company’s exploration of strategic alternatives, including the REIT, which may be incurred in 2015.

As announced on February 19, 2015, the Company will hold a conference call today at 10:00 a.m. ET to discuss its fourth quarter and full year 2014 results. Akradi, Eric Buss, executive vice president and chief financial officer, and John Heller, vice president, Finance and Investor Relations, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 2:00 p.m. ET.

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Life Time Announces Fourth Quarter and Full Year 2014 Results – Page 5

About Life Time Fitness, Inc.:

As The Healthy Way of Life Company, Life Time Fitness (NYSE:LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest — or discovering new passions — both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of February 26, 2015, the Company operated 113 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC® brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expressions. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, potential recognition of compensation expense related to performance-based stock grants, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers, unanticipated expenses relating to regulatory matters or litigation, the ability to convert our real estate assets into a REIT, the potential advantages, benefits and impact of, and opportunities created by, converting our real estate assets into a REIT, including potential tax benefits, and other factors set forth in the risk factor section of the Company’s annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. The Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. All remarks made during the Company’s preliminary financial results webcast will be current at the time of the webcast and the Company is under no obligation to update the recording.

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Life Time Announces Fourth Quarter and Full Year 2014 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,175	$8,334
Accounts receivable, net	9,446	8,298
Center operating supplies and inventories	35,936	32,778
Prepaid expenses and other current assets	25,844	25,802
Deferred membership origination costs	9,051	9,945
Deferred income taxes	6,689	6,881
Income tax receivable	12,596	6,698

Total current assets	108,737	98,736
Property and equipment, net	2,417,931	2,147,627
Restricted cash	513	850
Deferred membership origination costs	6,039	5,210
Goodwill	61,101	49,195
Intangible assets, net	42,542	29,299
Other assets	44,755	42,684

Total assets	$2,681,618	$2,373,601

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$22,455	$24,505
Current portion of financing lease obligation	1,474	1,231
Accounts payable	35,422	28,645
Construction accounts payable	31,972	47,342
Accrued expenses	70,578	67,435
Deferred revenue	38,652	34,875

Total current liabilities	200,553	204,033
Long-term debt, net of current portion	1,178,455	824,093
Financing lease obligation, net of current portion	54,491	55,966
Deferred rent liability	24,519	23,752
Deferred income taxes	97,208	97,674
Deferred revenue	6,088	5,246
Other liabilities	15,180	19,123

Total liabilities	1,576,494	1,229,887

Shareholders’ equity:
Common stock	781	843
Additional paid-in capital	253,067	402,147
Retained earnings	860,709	746,339
Accumulated other comprehensive loss	(9,433)	(5,615)

Total shareholders’ equity	1,105,124	1,143,714

Total liabilities and shareholders’ equity	$2,681,618	$2,373,601

Life Time Announces Fourth Quarter and Full Year 2014 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Membership dues	$200,495	$189,999	$810,707	$766,846
Enrollment fees	2,996	3,374	12,224	13,941
In-center revenue	100,253	89,037	410,953	375,517

Total center revenue	303,744	282,410	1,233,884	1,156,304
Other revenue	11,512	8,628	56,736	49,600

Total revenue	315,256	291,038	1,290,620	1,205,904

Operating expenses:
Center operations	179,411	167,278	744,343	689,246
Advertising and marketing	11,170	12,366	42,853	42,712
General and administrative	16,831	13,386	63,112	58,986
Other operating	21,300	17,903	67,020	64,558
Depreciation and amortization	38,525	30,454	143,931	121,843

Total operating expenses	267,237	241,387	1,061,259	977,345

Income from operations	48,019	49,651	229,361	228,559

Other income (expense):
Interest expense, net	(12,171)	(7,935)	(42,296)	(30,800)
Equity in earnings of affiliate	234	296	1,056	1,399

Total other income (expense)	(11,937)	(7,639)	(41,240)	(29,401)

Income before income taxes	36,082	42,012	188,121	199,158
Provision for income taxes	13,717	16,149	73,751	78,181

Net income	$22,365	$25,863	$114,370	$120,977

Basic earnings per common share	$0.59	$0.63	$2.95	$2.93

Diluted earnings per common share	$0.59	$0.63	$2.94	$2.92

Weighted average number of common shares outstanding - basic	37,708	40,996	38,793	41,263

Weighted average number of common shares outstanding - diluted	37,957	41,295	38,928	41,482

Life Time Announces Fourth Quarter and Full Year 2014 Results – Page 8

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended
	December 31,
	2014	2013
	(Unaudited)
Cash flows from operating activities:
Net income	$114,370	$120,977
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	143,931	121,843
Deferred income taxes	(742)	5,853
(Gain) loss on disposal of property and equipment, net	(663)	251
Gain on sale of land held for sale	(17)	(74)
Amortization of deferred financing costs	3,285	2,197
Share-based compensation	12,903	12,469
Excess tax benefit related to share-based compensation	(1,318)	(5,895)
Changes in operating assets and liabilities	(7,448)	1,901
Other	(3,589)	(93)

Net cash provided by operating activities	260,712	259,429

Cash flows from investing activities:
Purchases of property and equipment	(432,259)	(348,948)
Acquisitions, net of cash acquired	(16,009)	(13,238)
Proceeds from sale of property and equipment	1,389	1,445
Proceeds from sale of land held for sale	785	678
Proceeds from property insurance settlements	—	177
Decrease (increase) in other assets	1,564	(1,187)
Decrease in restricted cash	337	1,237

Net cash used in investing activities	(444,193)	(359,836)

Cash flows from financing activities:
Proceeds from long-term borrowings	161,750	125,000
Repayments of long-term borrowings	(32,993)	(35,276)
Proceeds from revolving credit facility, net	224,500	56,500
Repayments of financing lease obligation	(1,232)	(1,012)
Increase in deferred financing costs	(4,968)	(4,631)
Excess tax benefit related to share-based compensation	1,318	5,895
Proceeds from stock option exercises	2,908	1,734
Proceeds from employee stock purchase plan	1,593	1,367
Stock purchased for employee stock purchase plan	(1,531)	(1,309)
Repurchases of common stock	(166,878)	(61,959)

Net cash provided by financing activities	184,467	86,309

Effect of exchange rates on cash and cash equivalents	(145)	5,933

Increase (decrease) in cash and cash equivalents	841	(8,165)
Cash and cash equivalents - beginning of period	8,334	16,499

Cash and cash equivalents - end of period	$9,175	$8,334

Life Time Announces Fourth Quarter and Full Year 2014 Results – Page 9

Non-GAAP Financial Measures

This release and the related conference call disclose EBITDA, Adjusted Net Income and Adjusted Diluted EPS, non-GAAP financial measures.

EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP measure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income	$22,365	$25,863	$114,370	$120,977
Interest expense, net	12,171	7,935	42,296	30,800
Provision for income taxes	13,717	16,149	73,751	78,181
Depreciation and amortization	38,525	30,454	143,931	121,843

EBITDA	$86,778	$80,401	$374,348	$351,801

Life Time Announces Fourth Quarter and Full Year 2014 Results – Page 10

ADJUSTED NET INCOME. Adjusted Net Income is a non-GAAP measure consisting of Net Income, less the impact of the adjustment of a contingent liability associated with a prior acquisition, plus the impact of costs associated with the exploration of a conversion of the Company’s real estate assets into a REIT, plus the impact of costs associated with Telephone Consumer Protection Act (TCPA) litigation, plus the impact of the immaterial correction of the accounting treatment of a previous financing transaction. Additional details related to Adjusted Net Income are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of Net Income, the most directly comparable GAAP measure, to Adjusted Net Income:

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income	$22,365	$25,863	$114,370	$120,977
Impact of contingent liability reduction	—	—	(3,634)	—
Impact of REIT exploration costs	1,661	—	3,542	—
Impact of TCPA litigation accrual	2,856	—	2,856	—
Impact of financing transaction classification	159	176	677	736

Adjusted net income	$27,041	$26,039	$117,811	$121,713

ADJUSTED DILUTED EPS. Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS) is a non-GAAP measure consisting of diluted earnings per share (Diluted EPS), less the Diluted EPS impact of the adjustment of a contingent liability associated with a prior acquisition, plus the Diluted EPS impact of costs associated with the exploration of a conversion of the Company’s real estate assets into a REIT, plus the Diluted EPS impact of costs associated with Telephone Consumer Protection Act (TCPA) litigation, plus the Diluted EPS impact of the immaterial correction of the accounting treatment of a previous financing transaction. Additional details related to Adjusted Diluted EPS are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of Diluted EPS, the most directly comparable GAAP measure, to Adjusted Diluted EPS:

RECONCILIATION OF DILUTED EARNINGS PER SHARE

TO ADJUSTED DILUTED EARNINGS PER SHARE

(Unaudited)

	For the Three Months Ended			For the Year Ended
	December 31,			December 31,
	2014		2013	2014	2013
Diluted earnings per share	$0.59		$0.63	$2.94	$2.92
Impact of contingent liability reduction	—		—	(0.09)	—
Impact of REIT exploration costs	0.04		—	0.09	—
Impact of TCPA litigation accrual	0.07		—	0.07	—
Impact of financing transaction classification	—		—	0.02	0.01

Adjusted diluted earnings per share	$0.71	*	$0.63	$3.03	$2.93

*	rounding